EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Form S-8 No. 333-150988) pertaining to the Amended and Restated Employee Stock Purchase Plan and the CompuCredit Corporation 2008 Equity Incentive Plan, in the Registration Statement (Form S-3 No. 333-115188) pertaining to common stock, preferred stock and debt securities, in the Registration Statement (Form S-3 No. 333-127418) pertaining to CompuCredit Corporation 3.625% Convertible Senior Notes due 2025, in the Registration Statement (Form S-3 No. 333-132339) pertaining to CompuCredit Corporation 5.875% Convertible Senior Notes due 2035, and in the Registration Statement (Form S-3 No. 333-135102) pertaining to common stock issued upon exercise of warrants of our reports dated February 25, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of CompuCredit Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ BDO SEIDMAN, LLP
Atlanta, Georgia
February 25, 2009